STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

X RAIL ENTERTAINMENT, INC.

NV

Job:C20170404-1822
April 5, 2017

Special Handling Instructions:
1FSC, BL, EMAIL, DRR 4/5/17

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20170148370-63	4/4/2017 11:00:20 AM	1	$175.00	$175.00
Business License	20170148370-63	4/4/2017 11:00:20 AM	1	$0.00	$0.00
Total					$175.00

Payments

Type	Description	Amount
Credit	491411286570614403020	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1
Business License(s): 1

X RAIL ENTERTAINMENT, INC.

NV

090103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170148370-63
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/04/2017 11:00 AM
	Entity Number E0094552016-9

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

X Rail Enterprises Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1
The Board of Directors change the name of the corporation from X Rail Enterprises Inc. to X Rail Entertainment, Inc.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date and time of filing: (optional) Date: 4/4/2017 Time:

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature]
Authorized Signature

X
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

X RAIL ENTERTAINMENT, INC.
Nevada Business Identification # NV20161122992

Expiration Date: February 28, 2018

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 5, 2017

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.